Exhibit 99.2

INDEX TO FINANICAL STATEMENTS

Page
WYOMING ACQUISITION

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY MEMORIAL PRODUCTION PARTNERS LP FROM MERIT ENERGY THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Independent Auditors’ Report	F-2
Statements of Revenues and Direct Operating Expenses	F-3
Notes to Statements of Revenues and Direct Operating Expenses	F-4

Independent Auditors’ Report

The Members

Merit Energy Company, LLC:

We have audited the accompanying statements of revenues and direct operating expenses of Merit Energy Company’s oil and gas properties under contract for purchase by Memorial Production Partners LP (the Properties) for each of the years in the three-year period ended December 31, 2013.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly in all material respects, the revenues and direct operating expenses of Merit Energy Company’s oil and gas properties under contract for purchase by Memorial Production Partners LP for each of the years in the three-year period ended December 31, 2013, in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLC

Dallas, TX

May 30, 2014

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY

MEMORIAL PRODUCTION PARTNERS LP FROM MERIT ENERGY

(In thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011

	(Unaudited)
Revenues:
Oil Sales	$39,760	$39,708	$156,981	$164,124	$172,828
NGL Sales	7,638	8,213	29,440	30,363	33,101

	47,398	47,921	186,421	194,487	205,929

Direct Operating Expenses:
Lease Operating Expenses	12,306	12,982	53,104	53,250	52,010
Production and Ad Valorem Taxes	6,206	6,275	26,810	23,757	25,244

	18,512	19,257	79,914	77,007	77,254

Excess of Revenues over Direct Operating Expenses	$28,886	$28,664	$106,507	$117,480	$128,675

See accompanying Notes to Statements of Revenues and Direct Operating Expenses

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY

MEMORIAL PRODUCTION PARTNERS LP FROM MERIT ENERGY

THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED)

AND THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

NOTE 1 – BASIS OF PRESENTATION

On May 5, 2014, Memorial Production Partners LP (“Memorial”) entered into a Purchase and Sale agreement (“PSA”) with Merit Energy Company and certain of its affiliates (“Merit Energy”) to purchase oil and gas properties and related facilities located in the Lost Soldier and Wertz fields in Wyoming as further defined in the PSA (the “Properties”) for approximately $935 million, subject to normal closing adjustments, with an effective date of April 1, 2014. The accompanying statements of revenues and direct operating expenses relate only to the Properties.

Historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America have never been prepared for the Properties. During the periods presented, the Properties were not accounted for or operated as a consolidated entity or as a separate division by Merit Energy. The accompanying statements of revenues and direct operating expenses related to the Properties were prepared from the historical accounting records of Merit Energy.

Certain indirect expenses, as further described in Note 4, were not allocated to the Properties and have been excluded from the accompanying statements. Any attempt to allocate these expenses would require significant and judgmental allocations, which would be arbitrary and may not be indicative of the performance of the properties on a stand-alone basis.

These statements of revenues and direct operating expenses do not represent a complete set of financial statements reflecting the financial position, results of operations, stakeholder’s equity and cash flows of the Properties and are not necessarily indicative of the results of operations for the Properties going forward.

The accompanying statements of revenues and direct operating expenses for the three months ended March 31, 2014 and 2013 are unaudited but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of the revenues and direct operating expenses of the Properties for those periods.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Merit Energy utilizes the sales method of accounting for oil and natural gas liquids revenues whereby revenues, net of royalties, are recognized based on the actual volumes of oil and natural gas liquids production sold to purchasers. The amount of natural gas liquids sold may differ from the amount to which Merit Energy is entitled based on its revenue interests in the properties.

Direct Operating Expenses

Direct operating expenses, which are recognized on an accrual basis, relate to the direct expenses of operating the Properties. The direct operating expenses include lease operating, ad valorem tax and production tax expense. Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs and other field expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and natural gas production activities.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY

MEMORIAL PRODUCTION PARTNERS LP FROM MERIT ENERGY

THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED)

AND THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

NOTE 3 – CONTINGENCIES

The activities of the Properties are subject to potential claims and litigation in the normal course of operations. Merit Energy management does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Properties.

NOTE 4 – EXCLUDED EXPENSES

The Properties are part of a much larger enterprise prior to their sale by Merit Energy to Memorial. Indirect general and administrative expenses, interest, income taxes, and other indirect expenses were not allocated to the Properties and have been excluded from the accompanying statements. In addition, any allocation of such indirect expenses may not be indicative of costs which would have been incurred by the Properties on a stand-alone basis.

Depreciation, depletion, and amortization have been excluded from the accompanying statements of revenues and direct operating expenses as such amounts would not be indicative of the depletion calculated on the Properties on a stand-alone basis.

NOTE 5 – SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

Estimated Net Quantities of Oil and Natural Gas Reserves

The estimates of Proved Oil and Gas Reserves as of December 31, 2013, 2012, 2011 and 2010 were prepared for Merit Energy utilizing year-end estimates of reserve quantities provided by third-party independent petroleum engineering consultants. The estimated proved net recoverable reserves presented below include only those quantities that were expected to be commercially recoverable at the SEC applicable prices and costs for each year under the then existing regulatory practices and with conventional equipment and operating methods. Proved Developed Reserves represent only those reserves estimated to be recovered through existing wells. Proved Undeveloped Reserves include those reserves that may be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure for recompletion or secondary recovery operation is required. All of the Properties’ Proved Reserves set forth herein are located in Wyoming. The estimate of reserves, and the standardized measure of discounted future net cash flows shown below reflect Merit Energy’s development plan for the Properties rather than Memorial’s development plan for those Properties.

Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of our oil and natural gas properties. Estimates of fair value should also consider unproved reserves, anticipated future oil and natural gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is subjective and imprecise.

The following table sets forth estimates of the proved oil and natural gas liquids reserves (net of royalty interests) for the Properties and changes therein, for the periods indicated. The Properties do not contain any natural gas reserves.

	Oil (BBLS)	NGLs (BBLS)

Proved Reserves:
Balance at December 31, 2010	30,000,203	4,930,909
Production	(1,914,904)	(400,732)
Revisions	3,513,342	351,376

Balance at December 31, 2011	31,598,641	4,881,553
Production	(1,851,220)	(401,615)
Revisions	169,319	416,981

Balance at December 31, 2012	29,916,740	4,896,919
Production	(1,691,073)	(390,554)
Revisions	349,622	72,830

Balance at December 31, 2013	28,575,289	4,579,195

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY

MEMORIAL PRODUCTION PARTNERS LP FROM MERIT ENERGY

THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED)

AND THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

	Oil (BBLS)	NGLs (BBLS)

Proved Developed Reserves:
Balance at December 31, 2011	28,508,789	4,881,553
Balance at December 31, 2012	27,684,578	4,896,919
Balance at December 31, 2013	26,839,275	4,579,195

Standardized Measure of Discounted Future Net Cash Flows

We have summarized the Standardized Measure related to our proved oil and natural gas liquids reserves. We have based the following summary on a valuation of Proved Reserves using discounted cash flows based on SEC pricing applicable for each year, costs and economic conditions and a 10% discount rate. The additions to Proved Reserves from the purchase of reserves in place and new discoveries and extensions could vary significantly from year to year; additionally, the impact of changes to reflect current prices and costs of reserves proved in prior years could also be significant. Accordingly, you should not view the information presented below as an estimate of the fair value of our oil and natural gas properties, nor should you consider the information indicative of any trends.

Standardized Measure of Oil and Gas

	December 31,

In Thousands	2013	2012	2011

Future Cash Inflows	$2,977,811	$3,058,631	$3,264,063
Future Production Costs	(1,266,229)	(1,384,561)	(1,449,956)
Future Development Costs	(76,400)	(92,700)	(90,300)

Future Net Cash Flows	1,635,182	1,581,370	1,723,807
Discount of 10% per annum	(741,493)	(758,071)	(850,438)

Standardized Measure of Discounted Future Net Cash Flows	$893,689	$823,299	$873,369

During recent years, prices paid for oil and natural gas have fluctuated significantly. Estimated discounted future net cash flows in the table above for December 31, 2013, 2012 and 2011 were computed using NYMEX prices of $96.90, $94.68, and $95.84 per barrel of oil, and $3.67, $2.76, and $4.15 per MMBTU of natural gas, respectively.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY

MEMORIAL PRODUCTION PARTNERS LP FROM MERIT ENERGY

THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (UNAUDITED)

AND THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

The following table sets forth the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas liquids reserves for the period indicated.

Changes in Standardized Measure

(In thousands)

Balance at December 31, 2010	$628,027
Sales of oil and natural gas liquids produced, net	(128,674)
Net changes in prices and production costs	156,678
Net changes in future development costs	(26,755)
Revisions of previous quantity estimates	97,372
Previously estimated development costs incurred	28,458
Accretion of discount	93,083
Changes in timing and other	25,180

Balance at December 31, 2011	$873,369
Sales of oil and natural gas liquids produced, net	(117,480)
Net changes in prices and production costs	(29,259)
Net changes in future development costs	(22,330)
Revisions of previous quantity estimates	14,678
Previously estimated development costs incurred	40,490
Accretion of discount	106,533
Changes in timing and other	(42,702)

Balance at December 31, 2012	$823,299
Sales of oil and natural gas liquids produced, net	(106,519)
Net changes in prices and production costs	63,290
Net changes in future development costs	(7,957)
Revisions of previous quantity estimates	11,919
Previously estimated development costs incurred	30,858
Accretion of discount	78,857
Changes in timing and other	(58)

Balance at December 31, 2013	$893,689